CFO Commentary on Second Quarter Fiscal 2025 Results
Q2 Fiscal 2025 Summary

GAAP
($ in millions, except earnings per share)	Q2 FY25	Q1 FY25	Q2 FY24	Q/Q	Y/Y
Revenue	$30,040	$26,044	$13,507	Up 15%	Up 122%
Gross margin	75.1%	78.4%	70.1%	Down 3.3 pts	Up 5.0 pts
Operating expenses	$3,932	$3,497	$2,662	Up 12%	Up 48%
Operating income	$18,642	$16,909	$6,800	Up 10%	Up 174%
Net income	$16,599	$14,881	$6,188	Up 12%	Up 168%
Diluted earnings per share	$0.67	$0.60	$0.25	Up 12%	Up 168%

Non-GAAP
($ in millions, except earnings per share)	Q2 FY25	Q1 FY25	Q2 FY24	Q/Q	Y/Y
Revenue	$30,040	$26,044	$13,507	Up 15%	Up 122%
Gross margin	75.7%	78.9%	71.2%	Down 3.2 pts	Up 4.5 pts
Operating expenses	$2,792	$2,501	$1,838	Up 12%	Up 52%
Operating income	$19,937	$18,059	$7,776	Up 10%	Up 156%
Net income	$16,952	$15,238	$6,740	Up 11%	Up 152%
Diluted earnings per share	$0.68	$0.61	$0.27	Up 11%	Up 152%

Revenue by Reportable Segments
($ in millions)	Q2 FY25	Q1 FY25	Q2 FY24	Q/Q	Y/Y
Compute & Networking	$26,446	$22,675	$10,402	Up 17%	Up 154%
Graphics	3,594	3,369	3,105	Up 7%	Up 16%
Total	$30,040	$26,044	$13,507	Up 15%	Up 122%

Revenue by Market Platform
($ in millions)	Q2 FY25	Q1 FY25	Q2 FY24	Q/Q	Y/Y
Data Center	$26,272	$22,563	$10,323	Up 16%	Up 154%
Compute	22,604	19,392	8,612	Up 17%	Up 162%
Networking	3,668	3,171	1,711	Up 16%	Up 114%
Gaming	2,880	2,647	2,486	Up 9%	Up 16%
Professional Visualization	454	427	379	Up 6%	Up 20%
Automotive	346	329	253	Up 5%	Up 37%
OEM and Other	88	78	66	Up 13%	Up 33%
Total	$30,040	$26,044	$13,507	Up 15%	Up 122%

We specialize in markets where our computing platforms can provide tremendous acceleration for applications. These platforms incorporate processors, interconnects, software, algorithms, systems and services to deliver unique value. Our platforms address four large markets where our expertise is critical: Data Center, Gaming, Professional Visualization, and Automotive.
On June 7, 2024, we completed a 10-for-1 forward stock split. All share and per share amounts presented have been retroactively adjusted to reflect the stock split.
Revenue
Revenue was a record $30.0 billion, up 122% from a year ago and up 15% sequentially.
Data Center revenue was a record, up 154% from a year ago and up 16% sequentially. The strong sequential and year-on-year growth was driven by demand for our Hopper GPU computing platform for training and inferencing of large language models, recommendation engines, and generative AI applications. Sequential growth was driven by consumer internet and enterprise companies. Cloud service providers represented roughly 45% of our Data Center revenue, and more than 50% stemmed from consumer internet and enterprise companies. Strong year-on-year growth was driven by all customer types from both compute and networking revenue. Customers continue to accelerate their Hopper architecture purchases while gearing up to adopt Blackwell. Data Center compute revenue was $22.6 billion, up 162% from a year ago and up 17% sequentially. Networking revenue was $3.7 billion, up 114% from a year ago driven by InfiniBand and Ethernet for AI revenue, which includes Spectrum-X end-to-end ethernet platform. Networking revenue sequentially was up 16% and includes a doubling of Ethernet for AI revenue.
We shipped customer samples of our Blackwell architecture in the second quarter. We executed a change to the Blackwell GPU mask to improve production yield. Blackwell production ramp is scheduled to begin in the fourth quarter and continue into fiscal 2026. In the fourth quarter, we expect to ship several billion dollars in Blackwell revenue. Hopper demand is strong, and shipments are expected to increase in the second half of fiscal 2025.
Gaming revenue was up 16% from a year ago and up 9% sequentially. These increases reflect higher sales of our GeForce RTX 40 Series GPUs and game console SOCs. We had solid demand in the second quarter for our gaming GPUs as part of the back-to-school season.
Professional Visualization revenue was up 20% from a year ago and up 6% sequentially. These increases were driven by the continued ramp of RTX GPU workstations based on our Ada architecture.
Automotive revenue was up 37% from a year ago and up 5% sequentially. These increases were driven by AI Cockpit solutions and self-driving platforms.
Gross Margin
GAAP and non-GAAP gross margins increased from a year ago on strong Data Center revenue growth primarily driven by our Hopper GPU computing platform. Sequentially, gross margins decreased primarily driven by inventory provisions for low-yielding Blackwell material and a higher mix of new products within Data Center.
Expenses
GAAP operating expenses were up 48% from a year ago and up 12% sequentially, and non-GAAP operating expenses were up 52% from a year ago and up 12% sequentially. These increases were largely driven by compensation and benefits, reflecting growth in employees and compensation.

Other Income & Expense and Income Tax
GAAP other income and expense (OI&E) includes interest income, interest expense, gains and losses from non-affiliated investments and publicly-held equity securities. Non-GAAP OI&E primarily excludes the gains or losses from non-affiliated investments and publicly-held equity securities.
Interest income was $444 million, up from a year ago and sequentially, primarily reflecting higher cash balances. Net realized and unrealized gains from non-affiliated investments and publicly-held equity securities were $193 million, reflecting fair value adjustments.
GAAP effective tax rate was 13.6%, an increase from a year ago reflecting the lower effect of tax benefits from the foreign derived intangible income deduction relative to the increase in pre-tax income. Non-GAAP effective tax rate was 16.6%.
Balance Sheet and Cash Flow
Cash, cash equivalents and marketable securities were $34.8 billion, up from $16.0 billion a year ago and $31.4 billion a quarter ago. The increases primarily reflect higher revenue partially offset by higher cash taxes, stock repurchases and repayment of $1.25 billion of our notes at maturity.
Accounts receivable was $14.1 billion with 43 days sales outstanding (DSO). Accounts receivable reflects $2.8 billion of customer payments received prior to next quarter’s invoice due date.
Inventory was $6.7 billion with 81 days sales of inventory (DSI). Purchase commitments and obligations for inventory and manufacturing capacity were $27.8 billion, including new commitments for Blackwell capacity and components. Prepaid supply agreements were $4.7 billion.
Other non-inventory purchase obligations were $12.0 billion, including $9.8 billion of multi-year cloud service agreements. We expect cloud service agreements to be used to support our research and development efforts and our DGX Cloud offerings.
Cash flow from operating activities was $14.5 billion, up from $6.3 billion a year ago and down from $15.3 billion a quarter ago. The year-on-year increase reflects higher revenue partially offset by higher cash taxes paid. The sequential decrease reflects cash taxes paid partially offset by higher revenue.
We utilized cash of $7.4 billion towards shareholder returns, including $7.2 billion in share repurchases and $246 million in cash dividends. Our dividend increased by 150% to one cent per share in the second quarter.
On August 26, 2024, our Board of Directors approved an additional $50.0 billion to our share repurchase authorization, without expiration.
Third Quarter of Fiscal 2025 Outlook
Outlook for the third quarter of fiscal 2025 is as follows:
•Revenue is expected to be $32.5 billion, plus or minus 2%.
•GAAP and non-GAAP gross margins are expected to be 74.4% and 75.0%, respectively, plus or minus 50 basis points. For the full year, gross margins are expected to be in the mid-70% range.
•GAAP and non-GAAP operating expenses are expected to be approximately $4.3 billion and $3.0 billion, respectively. Full-year operating expenses are expected to grow in the mid to upper 40% range.

•GAAP and non-GAAP other income and expense are expected to be an income of approximately $350 million, excluding gains and losses from non-affiliated investments and publicly-held equity securities.
•GAAP and non-GAAP tax rates are expected to be 17%, plus or minus 1%, excluding any discrete items.
___________________________

For further information, contact:

Stewart Stecker	Mylene Mangalindan
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
sstecker@nvidia.com	mmangalindan@nvidia.com
Non-GAAP Measures
To supplement NVIDIA’s condensed consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP other income (expense), net, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, acquisition-related and other costs, other, gains from non-affiliated investments and publicly-held equity securities, net, interest expense related to amortization of debt discount, and the associated tax impact of these items where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less both purchases related to property and equipment and intangible assets and principal payments on property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies.
Certain statements in this CFO Commentary including, but not limited to, statements as to: our computing platforms providing tremendous acceleration for applications and delivering unique value; markets where our expertise is critical; customers continuing to accelerate their Hopper architecture purchases while gearing up to adopt Blackwell; the Blackwell GPU mask change improving production yield; Blackwell production ramp and revenue timing; expected Blackwell revenue; Hopper demand being strong and expected increase in shipments in the second half of fiscal 2025; cloud service agreements being used to support our research and development efforts and our DGX Cloud offerings; our expected full-year gross margins and operating expenses; and our financial outlook and expected tax rates for the third quarter of fiscal 2025 are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; and unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission, or SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

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NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 28,	April 28,	July 30,	July 28,	July 30,
	2024	2024	2023	2024	2023

GAAP gross profit	$22,574	$20,406	$9,462	$42,979	$14,110
GAAP gross margin	75.1%	78.4%	70.1%	76.6%	68.2%
Acquisition-related and other costs (A)	118	119	119	238	239
Stock-based compensation expense (B)	40	36	31	75	58
Other (C)	(3)	(1)	2	(4)	10
Non-GAAP gross profit	$22,729	$20,560	$9,614	$43,288	$14,417
Non-GAAP gross margin	75.7%	78.9%	71.2%	77.2%	69.7%

GAAP operating expenses	$3,932	$3,497	$2,662	$7,428	$5,169
Stock-based compensation expense (B)	(1,114)	(975)	(811)	(2,089)	(1,518)
Acquisition-related and other costs (A)	(26)	(21)	(18)	(48)	(72)
Other (C)	—	—	5	—	10
Non-GAAP operating expenses	$2,792	$2,501	$1,838	$5,291	$3,589

GAAP operating income	$18,642	$16,909	$6,800	$35,551	$8,941
Total impact of non-GAAP adjustments to operating income	1,295	1,150	976	2,446	1,887
Non-GAAP operating income	$19,937	$18,059	$7,776	$37,997	$10,828

GAAP other income (expense), net	$572	$370	$181	$942	$249
Gains from non-affiliated investments and publicly-held equity securities, net	(193)	(69)	(62)	(264)	(46)
Interest expense related to amortization of debt discount	1	1	1	2	2
Non-GAAP other income (expense), net	$380	$302	$120	$680	$205

GAAP net income	$16,599	$14,881	$6,188	$31,480	$8,232
Total pre-tax impact of non-GAAP adjustments	1,103	1,082	915	2,184	1,843
Income tax impact of non-GAAP adjustments (D)	(750)	(725)	(363)	(1,475)	(622)
Non-GAAP net income	$16,952	$15,238	$6,740	$32,189	$9,453

	Three Months Ended			Six Months Ended
	July 28,	April 28,	July 30,	July 28,	July 30,
	2024	2024	2023	2024	2023

Diluted net income per share
GAAP	$0.67	$0.60	$0.25	$1.27	$0.33
Non-GAAP	$0.68	$0.61	$0.27	$1.29	$0.38

Weighted average shares used in diluted net income per share computation	24,848	24,890	24,994	24,869	24,948

GAAP net cash provided by operating activities	$14,489	$15,345	$6,348	$29,833	$9,259
Purchases related to property and equipment and intangible assets	(977)	(369)	(289)	(1,346)	(537)
Principal payments on property and equipment and intangible assets	(29)	(40)	(11)	(69)	(31)
Free cash flow	$13,483	$14,936	$6,048	$28,418	$8,691

(A) Acquisition-related and other costs are comprised of amortization of intangible assets, transaction costs, and certain compensation charges and are included in the following line items:
	Three Months Ended			Six Months Ended
	July 28,	April 28,	July 30,	July 28,	July 30,
	2024	2024	2023	2024	2023
Cost of revenue	$118	$119	$119	$238	$239
Research and development	$17	$12	$12	$30	$24
Sales, general and administrative	$9	$8	$6	$18	$48

(B) Stock-based compensation consists of the following:
	Three Months Ended			Six Months Ended
	July 28,	April 28,	July 30,	July 28,	July 30,
	2024	2024	2023	2024	2023
Cost of revenue	$40	$36	$31	$75	$58
Research and development	$832	$727	$600	$1,559	$1,124
Sales, general and administrative	$282	$248	$211	$530	$394

(C) Other consists of IP-related costs and assets held for sale related adjustments.

(D) Income tax impact of non-GAAP adjustments, including the recognition of excess tax benefits or deficiencies related to stock-based compensation under GAAP accounting standard (ASU 2016-09).

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q3 FY2025
Outlook
($ in millions)
GAAP gross margin	74.4%
Impact of stock-based compensation expense, acquisition-related costs, and other costs	0.6%
Non-GAAP gross margin	75.0%

GAAP operating expenses	$4,250
Stock-based compensation expense, acquisition-related costs, and other costs	(1,250)
Non-GAAP operating expenses	$3,000